EXHIBIT 99

                               MB Financial, Inc.
                               800 West Madison Street
                               Chicago, Illinois 60607
                               (888) 422-6562
                               NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS NET INCOME OF $19.7 MILLION, A REDUCTION IN NON-PERFORMING LOANS AND CONTINUED STRONG CAPITAL POSITION

CHICAGO, October 20, 2011 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A (“the Bank” or “MB Financial Bank”), announced today third quarter results for 2011.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its consolidated subsidiaries, unless indicated otherwise.  We had net income of $19.7 million and net income available to common stockholders of $17.1 million for the third quarter of 2011 compared to a net loss of $2.8 million and a net loss available to common stockholders of $5.4 million for the third quarter of 2010, and a net loss of $7.4 million and a net loss available to common stockholders of $10.0 million for the second quarter of 2011.

Key items for the quarter were as follows:

Credit Quality – Decreased Non-Performing Loans and Non-Performing Assets:
•
Our non-performing loans were $141.0 million or 2.42% of total loans as of September 30, 2011, a decrease of $10.0 million from $151.0 million or 2.54% of total loans at June 30, 2011.  Our allowance for loan losses to non-performing loans was 91.23% as of September 30, 2011 compared to 86.12% as of June 30, 2011.

•	Our non-performing assets were $228.7 million or 2.30% of total assets as of September 30, 2011, a decrease of $10.6 million from $239.3 million or 2.40% of total assets as of June 30, 2011.
•	Our allowance for loan losses to total loans was 2.21% as of September 30, 2011 compared to 2.19% as of June 30, 2011.
•
Our provision for credit losses was $11.5 million for the third quarter of 2011, while our net charge-offs were $16.7 million.  Our provision for credit losses and net charge-offs for the second quarter of 2011 were $61.3 million and $92.6 million, respectively.  Excluding the previously disclosed second quarter 2011 loan sale, our provision for credit losses and net charge-offs for the second quarter of 2011 would have been approximately $11.3 million and $6.0 million, respectively.

Pre-Tax, Pre-Provision Operating Earnings Remain Strong:
•
Pre-tax, pre-provision operating earnings (on a fully tax equivalent basis) were $46.6 million, or 3.00% of risk-weighted assets, for the third quarter of 2011 compared to $50.2 million, or 3.25% of risk-weighted assets, for the second quarter of 2011.  Pre-tax, pre-provision operating earnings (on a tax equivalent basis) to average assets decreased to 1.89% for the third quarter of 2011 from 2.02% for the second quarter of 2011.

•	Net interest income on a fully tax equivalent basis decreased $1.4 million compared to the second quarter of 2011 due to a slightly lower level of interest earning assets.
•	Net interest margin on a fully tax equivalent basis was 3.90% for the third quarter of 2011 compared to 3.92% in the third quarter of 2010 and 3.92% in the second quarter of 2011.
•
Core other income was $29.9 million for the third quarter of 2011, a decrease of $1.7 million, or 5.4%, compared to the second quarter of 2011.  Core other expense was $67.0 million for the third quarter of 2011, a slight increase from $66.6 million for the second quarter of 2011.

Strong Capital Position:
•
MB Financial Bank significantly exceeds the “Well-Capitalized” threshold established under the regulations of the Office of the Comptroller of the Currency.  At September 30, 2011, MB Financial, Inc.’s consolidated total risk-based capital ratio was 19.61%, Tier 1 capital to risk-weighted assets ratio was 17.54% and Tier 1 capital to average asset ratio was 11.59%, compared with 19.18%, 17.11% and 11.16%, respectively, as of June 30, 2011.  As of September 30, 2011, total capital was approximately $593.5 million in excess of the “Well-Capitalized” threshold, compared with $569.5 million as of June 30, 2011. Our tangible common equity to tangible assets ratio was 8.06% at September 30, 2011 compared to 7.76% at June 30, 2011.

RESULTS OF OPERATIONS

Third Quarter Results

Net Interest Income

Net interest income on a fully tax equivalent basis decreased $1.4 million from the second quarter of 2011 and decreased by $6.5 million from the third quarter of 2010 to the third quarter of 2011.  The decrease from the second quarter of 2011 and from the third quarter of 2010 was due primarily to a decrease in interest earning assets.

Our net interest margin, on a fully tax equivalent basis, was 3.90% for the third quarter of 2011 compared to 3.92% for the second quarter of 2011 and 3.92% for the third quarter of 2010.  Our net interest margin, on a fully tax equivalent basis, was 3.90% for the nine months ended September 30, 2011 compared to 3.83% in the nine months ended September 30, 2010.  The margin increase from 2010 was due to a decrease in our average cost of funds as a result of an improved deposit mix and downward repricing of interest bearing deposits, as well as a lower level of non-performing loans.

Our non-performing loans reduced net interest margin during the third quarter of 2011, second quarter of 2011 and the third quarter of 2010 by approximately 9 basis points, 15 basis points and 22 basis points, respectively.

See the supplemental net interest margin table for further detail.

Other Income (in thousands):

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2011	2011	2011	2010	2010	2011	2010
Core other income:
Loan service fees	$2,159	$2,812	$1,126	$1,532	$1,659	$6,097	$4,985
Deposit service fees	9,932	9,023	10,030	9,920	10,705	28,985	29,014
Lease financing, net	6,494	6,861	5,783	7,185	5,022	19,138	14,668
Brokerage fees	1,273	1,615	1,419	1,231	1,407	4,307	3,781
Trust and asset management fees	4,272	4,455	4,431	4,243	3,923	13,158	10,794
Increase in cash surrender value of life insurance	1,014	1,451	968	930	1,209	3,433	2,586
Accretion of FDIC indemnification asset	985	1,339	1,831	3,009	3,602	4,155	6,669
Other operating income	3,761	4,041	3,386	3,857	2,406	11,188	8,147
Total core other income	29,890	31,597	28,974	31,907	29,933	90,461	80,644

Non-core other income: (1)
Net gain (loss) on sale of investment securities	-	232	(3)	(4)	9,482	229	18,652
Net gain on sale of other assets	-	13	357	419	299	370	211
Net gain on sale of loans held for sale (A)	-	1,790	-	-	-	1,790	-
Net loss recognized on other real estate owned (A)	(2,354)	(3,628)	(369)	(1,656)	(3,608)	(6,351)	(6,855)
Net loss recognized on other real estate owned related to FDIC transactions (A)	(764)	(1,017)	(3)	(468)	(305)	(1,784)	(305)
Acquisition related gains	-	-	-	-	-	-	62,649
Increase (decrease) in market value of assets held in trust deferred compensation (A)	(405)	158	187	597	(3)	(60)	(35)
Total non-core other income	(3,523)	(2,452)	169	(1,112)	5,865	(5,806)	74,317

Total other income	$26,367	$29,145	$29,143	$30,795	$35,798	$84,655	$154,961

(1)	Letter denotes the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows: A – Other operating income.

Core other income decreased by $1.7 million from the second quarter of 2011 to the third quarter of 2011. Loan service fees decreased due to less prepayment and exit fees received on early payoffs during the third quarter of 2011.  Deposit fees increased during the third quarter due to changes in retail products offered.  Net lease financing income decreased mainly as a result of a decrease in the sales of third party equipment maintenance contracts.  The increase in cash surrender value of life insurance was lower due to a death benefit recorded in the second quarter of 2011, while there was no death benefit recorded in the third quarter of 2011.  Accretion of indemnification asset decreased as expected due to a corresponding decrease in the indemnification asset balance during the third quarter of 2011.

Core other income increased by $9.8 million from the nine months ended September 30, 2010 to the nine months ended September 30, 2011.  Loan service fees increased due to an increase in prepayment and exit fees.  Net lease financing increased primarily due to an increase in the sales of third party equipment maintenance contracts.  Trust and asset management fees increased primarily due to an increase in assets under management as a result of organic growth and an increase in the market value of assets under management.  The increase in cash surrender value of life insurance was higher due to an improvement in overall asset yields.  Accretion of indemnification asset decreased as expected due to a corresponding decrease in the indemnification asset balance during the nine months ended September 30, 2011.  Non-core other income decreased in the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010 as a result of the acquisition related gains recognized on the Broadway Bank and New Century Bank FDIC-assisted transactions in the second quarter of 2010 and lower gains on sales of investment securities in 2011.

Other Expense (in thousands):

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2011	2011	2011	2010	2010	2011	2010
Core other expense:
Salaries and employee benefits	$38,827	$37,657	$37,588	$35,802	$37,427	$114,072	$107,985
Occupancy and equipment expense	9,092	8,483	9,394	7,938	8,800	26,969	26,907
Computer services expense	2,544	2,633	2,510	2,445	2,654	7,687	8,504
Advertising and marketing expense	1,740	1,748	1,719	1,573	1,620	5,207	4,892
Professional and legal expense	1,647	1,853	1,225	1,718	1,637	4,725	4,085
Brokerage fee expense	363	574	483	448	596	1,420	1,478
Telecommunication expense	944	937	935	819	975	2,816	2,847
Other intangibles amortization expense	1,414	1,416	1,425	1,632	1,567	4,255	4,582
FDIC insurance premiums	2,272	3,502	3,428	3,930	3,873	9,202	11,670
Other real estate expense, net	1,181	1,251	398	858	734	2,830	1,836
Other operating expenses	6,989	6,516	6,572	6,855	6,598	20,077	19,410
Total core other expense	67,013	66,570	65,677	64,018	66,481	199,260	194,196

Non-core other expense: (1)
Branch impairment charges	-	-	1,000	-	-	1,000	-
Increase (decrease) in market value of assets held in trust for deferred compensation (A)	(405)	158	187	597	(3)	(60)	(35)
Total non-core other expense	(405)	158	1,187	597	(3)	940	(35)

Total other expense	$66,608	$66,728	$66,864	$64,615	$66,478	$200,200	$194,161

(1)	Letters denote the corresponding line items where these non-core other expense items reside in the consolidated statements of income as follows: A – Salaries and employee benefits.

Core other expense increased by approximately $450 thousand in the third quarter of 2011 compared with the second quarter of 2011.  Salaries and employee benefits increased due to an increase in long-term incentives and health insurance expense.  Occupancy and equipment expense increased as a result of increased property taxes.  FDIC insurance premiums decreased as a result of the change in the assessment computation and the impact of improved credit quality on the computation.

Core other expense increased by $5.1 million from the nine months ended September 30, 2010 to the nine months ended September 30, 2011.  Salaries and employee benefits expense increased due to additional employees added during 2010 due to the New Century and Broadway FDIC-assisted transactions, problem loan remediation staff added throughout 2010 and increased leasing commissions on higher leasing revenues.  Computer services expense decreased primarily due to conversion expenditures on FDIC assisted transactions completed in 2010.  Professional and legal expense increased during the nine months ended September 30, 2011 as a result of higher loan remediation expenses.  FDIC insurance premiums decreased due to lower deposits, a change in the assessment computation during the second quarter of 2011, and the impact of improved credit quality on the computation.  Other real estate expense increased as a result of more properties in other real estate owned.  Non-core other expense was primarily impacted by a $1.0 million fixed asset impairment charge incurred in the first quarter of 2011 caused by our decision to close a branch.

Income Taxes

The Company had income tax expense of $9.0 million for the three months ended September 30, 2011 and a benefit of $2.5 million for the nine months ended September 30, 2011.  The three month tax expense and year-to-date tax benefits are calculated based on pre-tax income excluding tax-exempt items.  The year-to-date amount also includes a $2 million increase in deferred tax assets as a result of the Illinois corporate income tax rate increase which was enacted and reflected in the first quarter of 2011.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio, excluding loans held for sale, as of the dates indicated (dollars in thousands):

	September 30,		June 30,		March 31,		December 31,		September 30,
	2011		2011		2011		2010		2010
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,042,583	18%	$1,108,295	19%	$1,154,451	18%	$1,206,984	18%	$1,291,115	19%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,067,191	18%	1,031,677	17%	1,038,507	16%	1,053,446	16%	1,019,083	15%
Commercial real estate	1,844,894	32%	1,863,223	32%	2,084,651	33%	2,176,584	33%	2,259,708	33%
Construction real estate	210,206	4%	246,557	4%	356,579	6%	423,339	6%	445,881	6%
Total commercial related credits	4,164,874	72%	4,249,752	72%	4,634,188	73%	4,860,353	73%	5,015,787	73%
Other loans:
Residential real estate	316,305	5%	317,821	5%	335,423	5%	328,482	5%	328,985	5%
Indirect vehicle	189,033	4%	182,536	3%	175,058	3%	175,664	3%	182,091	2%
Home equity	348,934	6%	357,181	6%	371,108	6%	381,662	6%	386,866	6%
Consumer loans	76,025	1%	75,069	1%	74,585	1%	59,320	1%	76,219	1%
Total other loans	930,297	16%	932,607	15%	956,174	15%	945,128	15%	974,161	14%
Gross loans excluding covered loans	5,095,171	88%	5,182,359	87%	5,590,362	88%	5,805,481	88%	5,989,948	87%
Covered loans (1)	718,566	12%	755,670	13%	777,634	12%	812,330	12%	859,038	13%
Total loans	$5,813,737	100%	$5,938,029	100%	$6,367,996	100%	$6,617,811	100%	$6,848,986	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

During the second quarter of 2011, we sold certain performing, sub-performing and non-performing loans. The loans sold had an aggregate carrying amount of $281.6 million prior to the transfer to loans held for sale, which was comprised of $160.8 million in commercial real estate loans, $73.7 million in construction real estate loans, $14.5 million in commercial loans and $32.6 million in residential real estate and home equity loans.

ASSET QUALITY

The following table presents a summary of non-performing assets, excluding loans held for sale, credit-impaired loans that were acquired as part of our FDIC-assisted transactions (see definition of “purchased credit-impaired loans” below) and OREO related to FDIC-assisted transactions, as of the dates indicated (dollar amounts in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Non-performing loans:
Non-accrual loans(1)	$140,979	$149,905	$318,923	$362,441	$392,477
Loans 90 days or more past due, still accruing interest	-	1,121	-	1	115
Total non-performing loans	140,979	151,026	318,923	362,442	392,592

OREO	87,469	88,185	80,107	71,476	59,114
Repossessed vehicles	249	55	139	82	321
Total non-performing assets	$228,697	$239,266	$399,169	$434,000	$452,027

Total allowance for loan losses (2)	128,610	130,057	178,410	192,217	193,926
Partial charge-offs taken on non-performing loans	50,578	54,424	156,692	163,972	171,549
Allowance for loan losses, including partial charge-offs	$179,188	$184,481	$335,102	$356,189	$365,475

Accruing restructured loans(3)	$34,321	$35,037	$31,819	$22,543	$12,226

Total non-performing loans to total loans	2.42%	2.54%	5.01%	5.48%	5.73%
Total non-performing assets to total assets	2.30%	2.40%	3.96%	4.21%	4.26%
Allowance for loan losses to non-performing loans	91.23%	86.12%	55.94%	53.03%	49.40%
Allowance for loan losses to non-performing loans,
including partial charge-offs taken(4)	93.54%	89.79%	70.46%	67.66%	64.78%

(1)
Includes $36.0 million, $22.5 million, $60.9 million, $47.6 million, and $16.9 million of restructured loans on non-accrual status at September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010, respectively.

(2)	Includes $12.7 million, $13.6 million and $15.6 million for unfunded credit commitments at March 31, 2011, December 31, 2010 and September 30, 2010, respectively.
(3)	Accruing restructured loans consists primarily of commercial and commercial real estate loans that have been modified and are performing in accordance with those modified terms.
(4)	Calculated by adding partial charge-offs to both the numerator and denominator in the calculation.

The decreases in total non-performing loans and total non-performing assets from March 31, 2011 to June 30, 2011 were primarily due to the sale during the second quarter of 2011 of loans with an aggregate carrying amount of $281.6 million prior to the transfer to loans held for sale, $156.3 million of which were non-performing.

The following table presents a summary of total performing loans greater than 30 days and less than 90 days past due, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (see definition of “purchased credit-impaired loans” below), as of the dates indicated (dollar amounts in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010

30 - 59 Days Past Due	$15,564	$10,568	$23,912	$9,386	$19,302
60 - 89 Days Past Due	4,307	4,881	4,049	5,073	6,011
	$19,871	$15,449	$27,961	$14,459	$25,313

Approximately $9.2 million of performing loans past due were included among the loans classified as potential problem loans (defined and discussed below) as of September 30, 2011 compared to $1.1 million as of June 30, 2011.

The following table represents a summary of OREO, excluding OREO related to FDIC-assisted transactions (in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010

Balance at the beginning of quarter	$88,185	$80,107	$71,476	$59,114	$43,988
Transfers in at fair value less estimated costs to sell	15,658	15,761	25,167	27,170	21,383
Fair value adjustments	(2,524)	(3,417)	(1,314)	(1,562)	(3,429)
Net (losses) gains on sales of OREO	170	(212)	945	(94)	(179)
Cash received upon disposition	(14,020)	(4,054)	(16,167)	(13,152)	(2,649)
Balance at the end of quarter	$87,469	$88,185	$80,107	$71,476	$59,114

The following table presents data related to non-performing loans, by dollar amount and category at September 30, 2011, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Relationships	Amount	Number of Relationships	Amount	Number of Relationships	Amount	Amount	Amount
$10.0 million or more	-	$-	-	$-	-	$-	$-	$-
$5.0 million to $9.9 million	3	20,136	-	-	3	23,938	-	44,074
$1.5 million to $4.9 million	4	8,854	-	-	13	37,474	-	46,328
Under $1.5 million	37	8,654	5	2,913	54	25,495	13,515	50,577
	44	$37,644	5	$2,913	70	$86,907	$13,515	$140,979

Percentage of individual loan category		1.78%		1.39%		4.71%	1.45%	2.42%

Specific reserves and partial charge-offs as a
percentage of non-performing loans		44%		70%		26%

The following table presents data related to non-performing loans, by dollar amount and category at June 30, 2011, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Relationships	Amount	Number of Relationships	Amount	Number of Relationships	Amount	Amount	Amount
$10.0 million or more	-	$-	-	$-	-	$-	$-	$-
$5.0 million to $9.9 million	3	20,950	1	7,708	4	32,325	-	60,983
$1.5 million to $4.9 million	-	-	3	8,858	11	29,442	-	38,300
Under $1.5 million	34	12,397	3	653	42	25,319	13,374	51,743
	37	$33,347	7	$17,219	57	$87,086	$13,374	$151,026

Percentage of individual loan category		1.56%		6.98%		4.67%	1.43%	2.54%

Specific reserves and partial charge-offs as a
percentage of non-performing loans		46%		57%		25%

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  Potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amount of potential problem loans was $179.7 million, or 3.09% of total loans, as of September 30, 2011, compared to $234.8 million, or 3.95% of total loans, as of June 30, 2011.  The decrease was primarily due to upgrades and loan payments, as well as some downward migration to non-performing status.

“Purchased credit-impaired loans” refer to certain loans acquired in FDIC-assisted transactions, for which deterioration in credit quality occurred before the acquisition date.  Upon acquisition, these loans were recorded at fair value with interest income to be accreted over the estimated life of the loan when cash flows are reasonably estimable, even if the underlying loans are contractually past due.  Acquisition fair value incorporates the Company’s estimate, as of the acquisition date, of credit losses over the remaining life of the portfolio.

The following table displays information on commercial real estate loans by risk category and type, excluding covered loans, at September 30, 2011 (dollars in thousands):

	Risk Category

			Potential Problem
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(1)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(1)

Church and school	$3,526	38%	$680	7%	$58,587	3%	$62,793	5%
Healthcare	-	0%	-	0%	160,111	3%	160,111	3%
Industrial	35,866	31%	67,729	12%	361,102	3%	464,697	7%
Multifamily	8,668	53%	53,479	4%	336,339	3%	398,486	5%
Office	3,058	13%	25,478	12%	155,821	3%	184,357	4%
Other	20,038	5%	8,573	11%	149,272	3%	177,883	4%
Retail	15,751	13%	24,787	12%	356,029	2%	396,567	4%
	$86,907	26%	$180,726	10%	$1,577,261	3%	$1,844,894	5%

(1)	To calculate the percentage of loan balances reserved, partial charge-offs taken on non-performing loans have been added back to both reserves and outstanding balance.

The following table sets forth information for commercial real estate loans by risk category, excluding covered loans, for the past four quarters (dollars in thousands):

	Risk Category

			Potential Problem
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(1)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(1)

Total CRE loans as of September 30, 2011	$86,907	26%	$180,726	10%	$1,577,261	3%	$1,844,894	5%

Total CRE loans as of June 30, 2011	$87,086	25%	$177,203	16%	$1,598,934	2%	$1,863,223	4%

Total CRE loans as of March 31, 2011	$152,754	32%	$256,368	20%	$1,675,529	2%	$2,084,651	7%

Total CRE loans as of December 31, 2010	$158,864	32%	$263,829	18%	$1,753,891	2%	$2,176,584	7%

(1)	To calculate the percentage of loan balances reserved, partial charge-offs taken on non-performing loans have been added back to both reserves and outstanding balance.

The following table sets forth information for construction real estate loans by risk category, excluding covered loans, for the past five quarters (dollars in thousands):

	Risk Category

			Potential Problem
	Non-Performing		and Other Watch
	Loans (NPLs)		List Loans		Pass Loans		Total
	Amount	% of Loan Balance Reserved(1)	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved	Amount	% of Loan Balance Reserved(1)

Total construction loans as of September 30, 2011	$2,913	70%	$16,425	17%	$190,868	6%	$210,206	9%

Total construction loans as of June 30, 2011	$17,219	57%	$33,010	25%	$196,328	5%	$246,557	13%

Total construction loans as of March 31, 2011	$97,845	47%	$45,026	19%	$213,708	3%	$356,579	23%

Total construction loans as of December 31, 2010	$122,077	47%	$64,303	14%	$236,959	3%	$423,339	22%

Total construction loans as of September 30, 2010	$130,422	48%	$95,256	16%	$220,203	3%	$445,881	23%

(1)	To calculate the percentage of loan balances reserved, partial charge-offs taken on non-performing loans have been added back to both reserves and outstanding balance.

The decrease in commercial real estate loans and construction real estate loans from March 31, 2011 to June 30, 2011 was primarily due to the sale of loans in the second quarter of 2011, as discussed above.

Below is a reconciliation of the activity in our allowance for loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2011	2011	2011	2010	2010	2011	2010
Balance at the beginning of period	$147,107	$178,410	$192,217	$193,926	$195,612	$192,217	$177,072
Provision for credit losses	11,500	61,250	40,000	49,000	65,000	112,750	197,200
Charge-offs:
Commercial loans	(3,497)	(7,991)	(3,151)	(9,141)	(11,362)	(14,639)	(48,936)
Commercial loans collateralized by assignment of lease payments (lease loans)	-	(93)	-	(43)	(418)	(93)	(1,668)
Commercial real estate loans	(7,815)	(55,250)	(29,775)	(27,360)	(25,265)	(92,840)	(52,468)
Construction real estate	(6,008)	(18,826)	(21,094)	(17,136)	(29,120)	(45,928)	(77,397)
Residential real estate	(141)	(8,080)	(3,562)	(1,363)	(1,500)	(11,783)	(1,963)
Indirect vehicle	(611)	(553)	(718)	(968)	(503)	(1,882)	(2,231)
Home equity	(1,605)	(5,493)	(1,907)	(1,364)	(1,369)	(9,005)	(3,268)
Consumer loans	(475)	(344)	(544)	(428)	(600)	(1,363)	(1,327)
Total charge-offs	(20,152)	(96,630)	(60,751)	(57,803)	(70,137)	(177,533)	(189,258)
Recoveries:
Commercial loans	1,413	758	2,565	3,842	1,900	4,736	4,946
Commercial loans collateralized by assignment of lease payments (lease loans)	5	153	66	26	62	224	158
Commercial real estate loans	739	312	1,534	800	907	2,585	1,270
Construction real estate	681	2,364	2,026	1,672	330	5,071	1,498
Residential real estate	7	26	7	127	7	40	57
Indirect vehicle	327	369	325	286	232	1,021	877
Home equity	151	19	48	250	11	218	101
Consumer loans	83	76	373	91	2	532	5
Total recoveries	3,406	4,077	6,944	7,094	3,451	14,427	8,912

Total net charge-offs	(16,746)	(92,553)	(53,807)	(50,709)	(66,686)	(163,106)	(180,346)

Allowance for credit losses	141,861	147,107	178,410	192,217	193,926	141,861	193,926

Allowance for unfunded credit commitments (1)	(13,251)	(17,050)	-	-	-	(13,251)	-

Allowance for loan losses (2)	$128,610	$130,057	$178,410	$192,217	$193,926	$128,610	$193,926

Total loans, excluding loans held for sale	$5,813,737	$5,938,029	$6,367,996	$6,617,811	$6,848,986	$5,813,737	$6,848,986
Average loans, excluding loans held for sale	$5,827,181	$6,299,990	$6,460,508	$6,723,840	$6,939,415	$6,191,268	$6,770,550

Ratio of allowance for loan losses to total loans,
excluding loans held for sale	2.21%	2.19%	2.80%	2.90%	2.83%	2.21%	2.83%
Ratio of allowance for credit losses to total loans,
excluding loans held for sale, and unfunded credit
commitments	2.40%	2.43%	2.75%	2.85%	2.78%	2.40%	2.78%
Net loan charge-offs to average loans, excluding loans
held for sale (annualized)	1.14%	5.89%	3.38%	2.99%	3.81%	3.52%	3.56%

(1)	The reserve for unfunded credit commitments (primarily letters of credit) was reclassified from the allowance for loan losses to other liabilities as of June 30, 2011.
(2)	Includes $12.7 million, $13.6 million and $15.6 million for unfunded credit commitments at March 31, 2011, December 31, 2010 and September 30, 2010, respectively.

The activity in the second quarter of 2011 reflects the previously disclosed sale of certain performing, sub-performing and non-performing loans, which resulted in approximately $87 million in charge-offs and an increase in the provision for losses of approximately $50 million.

Our allowance for loan losses is comprised of three elements: a general loss reserve, a specific reserve for impaired loans, and a reserve for smaller-balance homogenous loans.  The following table presents these three elements of our allowance for loan losses (in thousands):

	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2010

General loss reserve	$102,752	$104,002	$126,423	$126,435
Specific reserve (1)	11,416	12,111	38,054	51,826
Smaller-balance homogenous loans reserve	14,442	13,944	13,933	13,956
Total allowance for loan losses	$128,610	$130,057	$178,410	$192,217

(1)
The specific reserve as of March 31, 2011 and December 31, 2010 includes reserves on unfunded credit commitments of approximately $12.7 million and $13.6 million, respectively.  Beginning as of June 30, 2011, reserves on unfunded credit commitments are recorded as liabilities.

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

INVESTMENT SECURITIES

The following table sets forth the fair value, amortized cost, and total unrealized gain of our investment securities, by type (in thousands):

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2011	2011	2011	2010	2010

Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$56,007	$55,656	$56,971	$19,434	$24,698
States and political subdivisions	394,279	392,670	365,481	364,932	379,675
Mortgage-backed securities	1,421,789	1,424,302	1,279,968	1,197,066	898,837
Corporate bonds	5,899	6,019	6,019	6,140	6,140
Equity securities	10,764	10,435	10,215	10,171	10,315
Total fair value	$1,888,738	$1,889,082	$1,718,654	$1,597,743	$1,319,665

Amortized cost
Government sponsored agencies and enterprises	$53,016	$54,423	$56,452	$18,766	$23,826
States and political subdivisions	366,651	371,598	350,851	351,274	355,121
Mortgage-backed securities	1,399,801	1,401,975	1,258,171	1,175,021	887,422
Corporate bonds	5,899	6,019	6,019	6,140	6,140
Equity securities	10,324	10,246	10,169	10,093	10,016
Total amortized cost	$1,835,691	$1,844,261	$1,681,662	$1,561,294	$1,282,525

Unrealized gain
Government sponsored agencies and enterprises	$2,991	$1,233	$519	$668	$872
States and political subdivisions	27,628	21,072	14,630	13,658	24,554
Mortgage-backed securities	21,988	22,327	21,797	22,045	11,415
Corporate bonds	-	-	-	-	-
Equity securities	440	189	46	78	299
Total unrealized gain	$53,047	$44,821	$36,992	$36,449	$37,140

Securities held to maturity, at cost:
States and political subdivisions	$240,839	$-	$-	$-	$-
Mortgage-backed securities	258,199	230,154	102,206	-	-
Total amortized cost	$499,038	$230,154	$102,206	$-	$-

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment securities portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

DEPOSIT MIX

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	September 30,		June 30,		March 31,		December 31,		September 30,
	2011		2011		2011		2010		2010
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Low cost deposits:
Noninterest bearing deposits	$1,803,141	23%	$1,776,873	23%	$1,666,868	22%	$1,691,599	21%	$1,704,142	20%
Money market and NOW accounts	2,722,162	35%	2,645,953	34%	2,712,314	35%	2,776,181	34%	2,819,731	34%
Savings accounts	751,062	10%	729,222	9%	718,896	10%	697,851	8%	633,975	7%
Total low cost deposits	5,276,365	68%	5,152,048	66%	5,098,078	65%	5,165,631	63%	5,157,848	61%

Certificates of deposit:
Certificates of deposit	1,958,643	25%	2,082,393	27%	2,273,447	28%	2,447,005	30%	2,649,759	31%
Public funds - certificates of deposit	42,567	1%	42,422	1%	53,144	1%	72,112	1%	90,754	1%
Brokered deposit accounts	444,332	6%	441,720	6%	467,337	6%	468,210	6%	498,264	6%
Total certificates of deposit	2,445,542	32%	2,566,535	34%	2,793,928	35%	2,987,327	37%	3,238,777	39%

Total deposits	$7,721,907	100%	$7,718,583	100%	$7,892,006	100%	$8,152,958	100%	$8,396,625	100%

Our deposit mix improved in the quarter, with approximately 68% of deposits in lower cost sources at September 30, 2011, compared to 66% at June 30, 2011 and 61% at September 30, 2010.  Our ratio of certificates of deposit to total deposits was 32% at September 30, 2011 compared to 34% at June 30, 2011 and 39% at September 30, 2010.  Our ratio of noninterest bearing deposits to total deposits was 23% at September 30, 2011 and at June 30, 2011, up from 20% at September 30, 2010.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the FDIC-assisted transactions we previously completed will not be realized; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations adopted thereunder, changes in federal and/or state tax laws or interpretations thereof by taxing authorities, changes in laws, rules or regulations applicable to companies that have participated in the TARP Capital Purchase Program of the U.S. Department of the Treasury and other governmental initiatives affecting the financial services industry; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Amounts in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
ASSETS
Cash and due from banks	$133,755	$129,942	$123,794	$106,726	$131,381
Interest earning deposits with banks	347,055	513,378	504,765	737,433	857,997
Total cash and cash equivalents	480,810	643,320	628,559	844,159	989,378
Investment securities:
Securities available for sale, at fair value	1,888,738	1,889,082	1,718,654	1,597,743	1,319,665
Securities held to maturity, at cost	499,038	230,154	102,206	-	-
Non-marketable securities - FHLB and FRB Stock	80,815	80,815	80,186	80,186	78,807
Total investment securities	2,468,591	2,200,051	1,901,046	1,677,929	1,398,472
Loans held for sale	-	-	11,533	-	-
Loans:
Total loans excluding covered loans	5,095,171	5,182,359	5,590,362	5,805,481	5,989,948
Covered loans	718,566	755,670	777,634	812,330	859,038
Total loans	5,813,737	5,938,029	6,367,996	6,617,811	6,848,986
Less allowance for loan losses	128,610	130,057	178,410	192,217	193,926
Net loans	5,685,127	5,807,972	6,189,586	6,425,594	6,655,060
Lease investments, net	133,345	139,391	129,182	126,906	131,324
Premises and equipment, net	211,062	210,901	209,257	210,886	185,064
Cash surrender value of life insurance	124,364	126,938	126,014	125,046	124,116
Goodwill, net	387,069	387,069	387,069	387,069	387,069
Other intangibles, net	30,904	32,318	33,734	35,159	36,791
Other real estate owned	87,469	88,185	80,107	71,476	59,114
Other real estate owned related to FDIC transactions	69,311	69,920	61,461	44,745	63,495
FDIC indemnification asset	94,542	119,837	148,314	215,460	380,342
Other assets	149,767	151,833	165,481	155,935	212,755
Total assets	$9,922,361	$9,977,735	$10,071,343	$10,320,364	$10,622,980
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$1,803,141	$1,776,873	$1,666,868	$1,691,599	$1,704,142
Interest bearing	5,918,766	5,941,710	6,225,138	6,461,359	6,692,483
Total deposits	7,721,907	7,718,583	7,892,006	8,152,958	8,396,625
Short-term borrowings	257,418	235,733	295,180	268,844	282,364
Long-term borrowings	274,378	275,559	275,327	285,073	294,529
Junior subordinated notes issued to capital trusts	158,546	158,554	158,563	158,571	158,579
Accrued expenses and other liabilities	141,490	243,962	100,031	110,132	154,969
Total liabilities	8,553,739	8,632,391	8,721,107	8,975,578	9,287,066
Stockholders' Equity
Preferred stock	194,562	194,407	194,255	194,104	193,956
Common stock	548	546	546	546	540
Additional paid-in capital	730,056	728,244	726,604	725,400	716,294
Retained earnings	411,659	396,081	406,594	402,810	402,754
Accumulated other comprehensive income	32,322	27,322	22,566	22,233	22,655
Treasury stock	(3,010)	(3,771)	(2,845)	(2,828)	(2,806)
Controlling interest stockholders' equity	1,366,137	1,342,829	1,347,720	1,342,265	1,333,393
Noncontrolling interest	2,485	2,515	2,516	2,521	2,521
Total stockholders' equity	1,368,622	1,345,344	1,350,236	1,344,786	1,335,914
Total liabilities and stockholders' equity	$9,922,361	$9,977,735	$10,071,343	$10,320,364	$10,622,980

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2011	2011	2011	2010	2010	2011	2010
Interest income:
Loans	$78,046	$84,114	$87,167	$92,701	$94,697	$249,327	$271,783
Investment securities:
Taxable	11,699	10,290	7,752	7,001	11,420	29,741	43,540
Nontaxable	4,299	3,443	3,345	3,367	3,387	11,087	10,218
Federal funds sold	-	-	-	-	-	-	2
Other interest earning accounts	244	258	470	504	248	972	524
Total interest income	94,288	98,105	98,734	103,573	109,752	291,127	326,067
Interest expense:
Deposits	10,207	11,746	13,359	15,598	18,597	35,312	60,252
Short-term borrowings	204	239	217	255	281	660	890
Long-term borrowings & junior subordinated notes	3,461	3,713	2,953	3,065	3,256	10,127	9,808
Total interest expense	13,872	15,698	16,529	18,918	22,134	46,099	70,950
Net interest income	80,416	82,407	82,205	84,655	87,618	245,028	255,117
Provision for credit losses	11,500	61,250	40,000	49,000	65,000	112,750	197,200
Net interest income after provision for credit losses	68,916	21,157	42,205	35,655	22,618	132,278	57,917
Other income:
Loan service fees	2,159	2,812	1,126	1,532	1,659	6,097	4,985
Deposit service fees	9,932	9,023	10,030	9,920	10,705	28,985	29,014
Lease financing, net	6,494	6,861	5,783	7,185	5,022	19,138	14,668
Brokerage fees	1,273	1,615	1,419	1,231	1,407	4,307	3,781
Trust & asset management fees	4,272	4,455	4,431	4,243	3,923	13,158	10,794
Net gain (loss) on sale of investment securities	-	232	(3)	(4)	9,482	229	18,652
Increase in cash surrender value of life insurance	1,014	1,451	968	930	1,209	3,433	2,586
Net gain (loss) on sale of other assets	-	13	357	419	299	370	211
Acquisition related gains	-	-	-	-	-	-	62,649
Accretion of FDIC indemnification asset	985	1,339	1,831	3,009	3,602	4,155	6,669
Other operating income	238	1,344	3,201	2,330	(1,510)	4,783	952
Total other income	26,367	29,145	29,143	30,795	35,798	84,655	154,961
Other expense:
Salaries & employee benefits	38,422	37,815	37,775	36,399	37,424	114,012	107,950
Occupancy & equipment expense	9,092	8,483	9,394	7,938	8,800	26,969	26,907
Computer services expense	2,544	2,633	2,510	2,445	2,654	7,687	8,504
Advertising & marketing expense	1,740	1,748	1,719	1,573	1,620	5,207	4,892
Professional & legal expense	1,647	1,853	1,225	1,718	1,637	4,725	4,085
Brokerage fee expense	363	574	483	448	596	1,420	1,478
Telecommunication expense	944	937	935	819	975	2,816	2,847
Other intangible amortization expense	1,414	1,416	1,425	1,632	1,567	4,255	4,582
FDIC insurance premiums	2,272	3,502	3,428	3,930	3,873	9,202	11,670
Branch impairment charges	-	-	1,000	-	-	1,000	-
Other real estate expense, net	1,181	1,251	398	858	734	2,830	1,836
Other operating expenses	6,989	6,516	6,572	6,855	6,598	20,077	19,410
Total other expense	66,608	66,728	66,864	64,615	66,478	200,200	194,161
Income (loss) before income taxes	28,675	(16,426)	4,484	1,835	(8,062)	16,733	18,717
Income taxes	8,978	(9,060)	(2,460)	(1,358)	(5,253)	(2,542)	1,382
Net income (loss)	19,697	(7,366)	6,944	3,193	(2,809)	19,275	17,335
Preferred stock dividends and discount accretion	2,605	2,602	2,601	2,598	2,597	7,808	7,784
Net income (loss) available to common stockholders	$17,092	$(9,968)	$4,343	$595	$(5,406)	$11,467	$9,551

Three Months Ended						Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2011	2011	2011	2010	2010	2011	2010
Common share data:
Net income (loss) per basic common share	$0.36	$(0.14)	$0.13	$0.06	$(0.05)	$0.36	$0.33
Impact of preferred stock dividends on basic earnings (loss) per common share	(0.04)	(0.04)	(0.05)	(0.05)	(0.05)	(0.15)	(0.15)
Basic earnings (loss) per common share	0.32	(0.18)	0.08	0.01	(0.10)	0.21	0.18

Net income (loss) per common share	0.36	(0.14)	0.13	0.06	(0.05)	0.35	0.33
Impact of preferred stock dividends on diluted earnings (loss) per common share	(0.05)	(0.04)	(0.05)	(0.05)	(0.05)	(0.14)	(0.15)
Diluted earnings (loss) per common share	0.31	(0.18)	0.08	0.01	(0.10)	0.21	0.18

Weighted average common shares outstanding	54,121,156	54,002,979	53,961,176	53,572,157	53,327,219	54,029,023	52,439,130
Diluted weighted average common shares outstanding	54,323,320	54,002,979	54,254,876	53,790,047	53,327,219	54,295,622	52,750,219

.	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2011	2011	2011	2010	2010	2011	2010
Performance Ratios:
Annualized return on average assets	0.80%	(0.30)%	0.28%	0.12%	(0.10)%	0.26%	0.22%
Annualized return on average common equity	5.86	(3.43)	1.53	0.21	(1.86)	1.32	1.13
Annualized cash return on average tangible common equity(1)	9.52	(4.80)	2.88	0.89	(2.34)	2.54	2.33
Net interest rate spread	3.71	3.71	3.68	3.63	3.71	3.70	3.61
Cost of funds(2)	0.66	0.74	0.77	0.83	0.96	0.72	1.05
Efficiency ratio(3)	58.98	57.01	57.71	53.72	55.32	57.89	56.52
Annualized net non-interest expense to average assets(4)	1.50	1.41	1.46	1.22	1.36	1.46	1.44
Pre-tax pre-provision operating earnings to risk-weighted assets(5)	3.00	3.25	2.97	3.23	3.05	3.14	2.86
Pre-tax pre-provision operating earnings to average assets(5)	1.89	2.02	1.91	2.09	2.00	1.94	1.90
Net interest margin	3.74	3.79	3.76	3.72	3.81	3.77	3.72
Tax equivalent effect	0.16	0.13	0.12	0.11	0.11	0.13	0.11
Net interest margin - fully tax equivalent basis(6)	3.90	3.92	3.88	3.83	3.92	3.90	3.83
Asset Quality Ratios:
Non-performing loans(7) to total loans	2.42%	2.54%	5.01%	5.48%	5.73%	2.42%	5.73%
Non-performing assets(7) to total assets	2.30	2.40	3.96	4.21	4.26	2.30	4.26
Allowance for loan losses to non-performing loans(7)	91.23	86.12	55.94	53.03	49.40	91.23	49.40
Allowance for loan losses to non-performing loans,(7)
including partial charge-offs taken	93.54	89.79	70.46	67.66	64.78	93.54	64.78
Allowance for loan losses to total loans	2.21	2.19	2.80	2.90	2.83	2.21	2.83
Allowance for credit losses to total loans
and unfunded credit commitments	2.40	2.43	2.75	2.85	2.78	2.40	2.78
Net loan charge-offs to average loans (annualized)	1.14	5.89	3.38	2.99	3.81	3.52	3.56
Capital Ratios:
Tangible equity to tangible assets(8)	10.10%	9.79%	9.74%	9.43%	9.06%	10.10%	9.06%
Tangible common equity to risk weighted assets(9)	12.42	11.97	11.36	10.94	10.46	12.42	10.46
Tangible common equity to tangible assets(10)	8.06	7.76	7.73	7.47	7.16	8.06	7.16
Book value per common share(11)	$21.48	$21.14	$21.24	$21.14	$21.22	$21.48	$21.22
Less: goodwill and other intangible assets, net of tax
benefit, per common share	7.45	7.49	7.52	7.53	7.64	7.45	7.64
Tangible book value per common share(12)	14.03	13.64	13.73	13.60	13.58	14.03	13.58

Total capital (to risk-weighted assets)	19.61%	19.18%	18.33%	17.75%	17.10%	19.61%	17.10%
Tier 1 capital (to risk-weighted assets)	17.54	17.11	16.31	15.75	15.12	17.54	15.12
Tier 1 capital (to average assets)	11.59	11.16	11.00	10.66	10.38	11.59	10.38
Tier 1 common capital (to risk-weighted assets)	11.90	11.50	11.01	10.61	10.14	11.90	10.14

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible common equity (average common equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.
(3)	Equals total other expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis and total other income less non-core items.
(4)	Equals total other expense excluding non-core items less total other income excluding non-core items divided by average assets.
(5)
Equals net income before taxes, on a fully tax equivalent basis, excluding loan loss provision expense, non-core other income items, and non-core other expense items divided by risk-weighted assets or average assets.

(6)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(7)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk weighted assets.
(10)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(11)	Equals total ending common stockholders’ equity divided by common shares outstanding.
(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include pre-tax, pre-provision operating earnings; core other income, core other expense, non-core other income and non-core other expense; net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis; the addition of partial charge-offs to the allowance for loan losses and to the numerator and the denominator in the ratio of the allowance for loan losses to non-performing loans; efficiency ratio, ratio of annualized net non-interest expense to average assets, ratio of pre-tax, pre-provision operating earnings to risk-weighted assets and ratio of pre-tax, pre-provision operating earnings to average assets, with net gains and losses on securities available for sale, net gains and losses on sale of other assets, net gains and losses on other real estate owned, net gain on sale of loans held for sale, acquisition related gains and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, and impairment charges and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios; ratios of tangible equity to tangible assets, tangible common equity to risk weighted assets, tangible common equity to tangible assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity.   Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions.  Management also uses these measures for peer comparisons.

Management believes that pre-tax, pre-provision operating earnings are a useful measure in assessing our core operating performance, particularly during times of economic stress.  In recent periods, our results of operations have been negatively impacted by adverse economic conditions, as seen in our elevated levels of loan charge-offs and provision for credit losses.  Management believes that measuring earnings before the impact of the provision for loan losses makes our financial data more comparable between reporting periods so that investors can better understand our operating performance trends.  Management also believes that this is a standard figure used in the banking industry to measure performance.

Management believes that core and non-core other income and other expense are useful in assessing our core operating performance and in understanding the primary drivers of our other income and other expense when comparing periods.

The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.

Management believes that the addition of partial charge-offs to the allowance for loan losses and to the numerator and the denominator in the ratio of allowance for loan losses to non-performing loans may be useful to investors because it reflects what our loan loss reserve levels would have been had the partial charge-offs not been taken.

Management also believes that by excluding net gains and losses on securities available for sale, net gains and losses on sale of other assets, net gains and losses on other real estate owned, net gain on sale of loans held for sale, acquisition-related gains and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding impairment changes and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio, the ratio of annualized net non-interest expense to average assets, the ratio of pre-tax, pre-provision operating earnings to risk-weighted assets and the ratio of pre-tax, pre-provision operating earnings to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk weighted assets is useful for assessing our capital strength and for peer comparison purposes.  The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital as well as our capital strength.  Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers.  In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to equity (in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Stockholders' equity - as reported	$1,368,622	$1,345,344	$1,350,236	$1,344,786	$1,335,914
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	20,088	21,007	21,927	22,853	23,914
Tangible equity	$961,465	$937,268	$941,240	$934,864	$924,931

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Total assets - as reported	$9,922,361	$9,977,735	$10,071,343	$10,320,364	$10,622,980
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	20,088	21,007	21,927	22,853	23,914
Tangible assets	$9,515,204	$9,569,659	$9,662,347	$9,910,442	$10,211,997

The following table presents a reconciliation of tangible common equity to stockholders’ common equity (in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Common stockholders' equity - as reported	$1,174,060	$1,150,937	$1,155,981	$1,150,682	$1,141,958
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	20,088	21,007	21,927	22,853	23,914
Tangible common equity	$766,903	$742,861	$746,985	$740,760	$730,975

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2011	2011	2011	2010	2010	2011	2010
Average common stockholders' equity - as reported	$1,158,119	$1,165,022	$1,152,119	$1,147,581	$1,152,058	$1,158,417	$1,131,013
Less: average goodwill	387,069	387,069	387,069	387,069	387,069	387,069	388,074
Less: average other intangible assets, net of tax benefit	20,414	21,331	22,254	23,236	22,596	21,326	23,126
Average tangible common equity	$750,636	$756,622	$742,796	$737,276	$742,393	$750,022	$719,813

The following table presents a reconciliation of net cash flow available to common stockholders to net income (loss) available to common stockholders (in thousands):

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2011	2011	2011	2010	2010	2011	2010

Net income (loss) available to common stockholders - as reported	$17,092	$(9,968)	$4,343	$595	$(5,406)	$11,467	$9,551
Add: other intangible amortization expense, net of tax benefit	919	920	926	1,062	1,018	2,766	2,978
Net cash flow available to common stockholders	$18,011	$(9,048)	$5,269	$1,657	$(4,388)	$14,233	$12,529

Efficiency Ratio Calculation (Dollars in Thousands)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2011	2011	2011	2010	2010	2011	2010
Non-interest expense	$66,608	$66,728	$66,864	$64,615	$66,478	$200,200	$194,161
Adjustment for impairment charges	-	-	1,000	-	-	1,000	-
Adjustment for increase (decrease) in market value of assets held in trust for deferred compensation	(405)	158	187	597	(3)	(60)	(35)
Non-interest expense - as adjusted	$67,013	$66,570	$65,677	$64,018	$66,481	$199,260	$194,196

Net interest income	$80,416	$82,407	$82,205	$84,655	$87,618	$245,028	$255,117
Tax equivalent adjustment	3,320	2,775	2,625	2,609	2,614	8,720	7,849
Net interest income on a fully tax equivalent basis	83,736	85,182	84,830	87,264	90,232	253,748	262,966
Plus other income	26,367	29,145	29,143	30,795	35,798	84,655	154,961
Less net (losses) gains on other real estate owned	(3,118)	(4,645)	(372)	(2,124)	(3,913)	(8,135)	(7,160)
Less net (losses) gains on securities available for sale	-	232	(3)	(4)	9,482	229	18,652
Less net gains (losses) on sale of other assets	-	13	357	419	299	370	211
Less net gain on sale of loans held for sale	-	1,790	-	-	-	1,790	-
Less acquisition related gains	-	-	-	-	-	-	62,649
Less increase (decrease) in market value of assets held in trust for deferred compensation	(405)	158	187	597	(3)	(60)	(35)

Net interest income plus non-interest income - as adjusted	$113,626	$116,779	$113,804	$119,171	$120,165	$344,209	$343,610

Efficiency ratio	58.98%	57.01%	57.71%	53.72%	55.32%	57.89%	56.52%

Efficiency ratio (without adjustments)	62.38%	59.82%	60.05%	55.97%	53.86%	60.72%	47.35%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2011	2011	2011	2010	2010	2011	2010
Non-interest expense	$66,608	$66,728	$66,864	$64,615	$66,478	$200,200	$194,161
Adjustment for impairment charges	-	-	1,000	-	-	1,000	-
Adjustment for increase (decrease) in market value of
assets held in trust for deferred compensation	(405)	158	187	597	(3)	(60)	(35)
Non-interest expense - as adjusted	67,013	66,570	65,677	64,018	66,481	199,260	194,196

Other income	26,367	29,145	29,143	30,795	35,798	84,655	154,961
Less net (losses) gains on other real estate owned	(3,118)	(4,645)	(372)	(2,124)	(3,913)	(8,135)	(7,160)
Less net (losses) gains on securities available for sale	-	232	(3)	(4)	9,482	229	18,652
Less net gains (loss) on sale of other assets	-	13	357	419	299	370	211
Less net gain on sale of loans held for sale	-	1,790	-	-	-	1,790	-
Less acquisition related gains	-	-	-	-	-	-	62,649
Less increase (decrease) in market value of assets
held in trust for deferred compensation	(405)	158	187	597	(3)	(60)	(35)
Other income - as adjusted	29,890	31,597	28,974	31,907	29,933	90,461	80,644

Net non-interest expense	$37,123	$34,973	$36,703	$32,111	$36,548	$108,799	$113,552

Average assets	$9,807,561	$9,966,898	$10,198,626	$10,452,626	$10,634,556	$9,989,596	$10,524,024

Annualized net non-interest expense to average assets	1.50%	1.41%	1.46%	1.22%	1.36%	1.46%	1.44%

Annualized net non-interest expense to average assets
(without adjustments)	1.63%	1.51%	1.50%	1.28%	1.14%	1.55%	0.50%

Calculation of Pre-Tax, Pre-Provision Operating Earnings (Dollars in Thousands)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2011	2011	2011	2010	2010	2011	2010
Income (loss) before income taxes	$28,675	$(16,426)	$4,484	$1,835	$(8,062)	$16,733	$18,717
Provision for credit losses	11,500	61,250	40,000	49,000	65,000	112,750	197,200
Pre-tax, pre-provision earnings	40,175	44,824	44,484	50,835	56,938	129,483	215,917

Tax equivalent adjustment	3,320	2,775	2,625	2,609	2,614	8,720	7,849
Pre-tax, pre-provision earnings on a fully tax equivalent basis	43,495	47,599	47,109	53,444	59,552	138,203	223,766

Non-core other income
Net (losses) gains on other real estate owned	(3,118)	(4,645)	(372)	(2,124)	(3,913)	(8,135)	(7,160)
Net (losses) gains on securities available for sale	-	232	(3)	(4)	9,482	229	18,652
Net gain (loss) on sale of other assets	-	13	357	419	299	370	211
Net gain on sale of loans held for sale	-	1,790	-	-	-	1,790	-
Acquisition related gains	-	-	-	-	-	-	62,649
Increase (decrease) in market value of assets held in
trust for deferred compensation	(405)	158	187	597	(3)	(60)	(35)
Total non-core other income	(3,523)	(2,452)	169	(1,112)	5,865	(5,806)	74,317

Non-core other expense
Impairment charges	-	-	1,000	-	-	1,000	-
Increase (decrease) in market value of assets held in
trust for deferred compensation	(405)	158	187	597	(3)	(60)	(35)
Total non-core other expense	(405)	158	1,187	597	(3)	940	(35)
Pre-tax, pre-provision operating earnings	$46,613	$50,209	$48,127	$55,153	$53,684	$144,949	$149,414

Risk-weighted assets	$6,174,508	$6,203,587	$6,577,477	$6,772,761	$6,985,940	$6,174,508	$6,985,940

Average Assets	$9,807,561	$9,966,898	$10,198,626	$10,452,626	$10,634,556	$9,989,596	$10,524,024

Annualized pre-tax, pre-provision operating earnings to
risk-weighted assets	3.00%	3.25%	2.97%	3.23%	3.05%	3.14%	2.86%
Annualized pre-tax, pre-provision operating earnings to
risk-weighted assets (without adjustments)	2.58%	2.90%	2.74%	2.98%	3.23%	2.80%	4.13%

Annualized pre-tax, pre-provision operating earnings to
average assets	1.89%	2.02%	1.91%	2.09%	2.00%	1.94%	1.90%

Annualized pre-tax, pre-provision operating earnings to
average assets (without adjustments)	1.63%	1.80%	1.77%	1.93%	2.12%	1.73%	2.74%

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table.  Reconciliations of the allowance for loan losses including partial charge-offs to the allowance for loan losses, and the ratio of the allowance for loan losses to non-performing loans including partial charge-offs to the same ratio without the addition of partial charge-offs, are contained in the first table under “Asset Quality.”  Reconciliations of core and non-core other income and other expense to other income and other expense are contained in the tables under “Results of Operations—Third Quarter Results.”

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended September 30,						Three Months Ended June 30,
	2011			2010			2011
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,070,852	$12,915	4.78%	$1,307,155	16,933	5.14%	$1,147,173	$13,578	4.75%
Commercial loans collateralized by assignment
of lease payments	1,015,925	13,694	5.39	989,412	14,706	5.95	1,041,311	14,502	5.57
Real estate commercial	1,845,988	25,230	5.35	2,316,143	30,706	5.19	2,051,711	26,745	5.16
Real estate construction	238,396	2,233	3.67	500,644	4,452	3.48	349,367	3,789	4.29
Total commercial related credits	4,171,161	54,072	5.07	5,113,354	66,797	5.11	4,589,562	58,614	5.05
Other loans
Real estate residential	317,050	3,739	4.72	327,686	4,126	5.04	339,048	3,989	4.71
Home equity	354,131	3,828	4.29	389,996	4,284	4.36	367,829	3,949	4.31
Indirect	185,850	2,968	6.34	182,268	3,192	6.95	178,978	3,046	6.83
Consumer loans	56,257	439	3.10	58,166	500	3.41	56,356	436	3.10
Total other loans	913,288	10,974	4.77	958,116	12,102	5.01	942,211	11,420	4.86
Total loans, excluding covered loans	5,084,449	65,046	5.08	6,071,470	78,899	5.16	5,531,773	70,034	5.08
Covered loans	742,732	14,004	7.48	867,945	16,590	7.58	768,127	15,003	7.83
Total loans	5,827,181	79,050	5.38	6,939,415	95,489	5.46	6,299,900	85,037	5.41

Taxable investment securities	1,869,961	11,699	2.50	1,450,608	11,420	3.15	1,668,406	10,290	2.47
Investment securities exempt from federal income taxes (3)	456,777	6,614	5.67	355,288	5,210	5.74	357,828	5,297	5.86
Federal funds sold	-	-	0.00	-	-	0.00	-	-	0.00
Other interest earning deposits	365,723	244	0.26	377,555	248	0.26	389,311	257	0.26
Total interest earning assets	$8,519,642	$97,607	4.55	$9,122,866	$112,367	4.89	$8,715,445	$100,881	4.64
Non-interest earning assets	1,287,919			1,511,690			1,251,453
Total assets	$9,807,561			$10,634,556			$9,966,898

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,656,490	$1,731	0.26%	$2,789,046	$4,022	0.57%	$2,676,663	$1,922	0.29%
Savings accounts	742,334	320	0.17	623,555	469	0.30	725,810	312	0.17
Certificate of deposit	2,006,293	4,706	0.93	2,740,219	9,546	1.38	2,173,951	5,522	1.02
Customer repurchase agreements	218,928	146	0.26	260,469	243	0.37	242,939	155	0.26
Total core funding	5,624,045	6,903	0.49	6,413,289	14,280	0.88	5,819,363	7,911	0.55
Whole sale funding:
Public funds	42,263	53	0.50	80,339	132	0.65	45,219	67	0.59
Brokered accounts (includes fee expense)	412,714	3,396	3.26	485,676	4,427	3.62	462,003	3,924	3.41
Other borrowings	442,066	3,519	3.11	462,936	3,296	2.79	461,653	3,796	3.25
Total wholesale funding	897,043	6,968	3.08	1,028,951	7,855	3.03	968,875	7,787	3.22
Total interest bearing liabilities	$6,521,088	$13,871	0.84	$7,442,240	$22,135	1.18	$6,788,238	$15,698	0.93
Non-interest bearing deposits	1,810,501			1,673,259			1,724,429
Other non-interest bearing liabilities	123,391			173,139			94,976
Stockholders' equity	1,352,581			1,345,918			1,359,255
Total liabilities and stockholders' equity	$9,807,561			$10,634,556			$9,966,898
Net interest income/interest rate spread (4)		$83,736	3.71%		$90,232	3.71%		$85,183	3.71%
Taxable equivalent adjustment		3,320			2,614			2,775
Net interest income, as reported		$80,416			$87,618			$82,408
Net interest margin (5)			3.74%			3.81%			3.79%
Tax equivalent effect			0.16%			0.11%			0.13%
Net interest margin on a fully equivalent basis (5)			3.90%			3.92%			3.92%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $972 thousand, $1.3 million, and $1.1 million for the three months ended September 30, 2011, June 30, 2011, and September 30 2010, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Nine Months Ended September 30,
	2011			2010
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,127,230	$40,824	4.84%	$1,351,436	$51,068	5.05%
Commercial loans collateralized by assignment
of lease payments	1,020,414	42,286	5.53	969,035	44,145	6.07
Real estate commercial	2,011,356	80,210	5.26	2,382,228	95,262	5.27
Real estate construction	331,019	9,541	3.80	548,405	13,616	3.27
Total commercial related credits	4,490,019	172,861	5.08	5,251,104	204,091	5.13
Other loans
Real estate residential	329,594	12,195	4.93	310,645	12,355	5.30
Home equity	366,026	11,780	4.30	397,182	13,083	4.40
Indirect	179,772	8,954	6.66	180,808	9,532	7.05
Consumer loans	56,689	1,475	3.48	59,214	1,576	3.56
Total other loans	932,081	34,404	4.93	947,849	36,546	5.16
Total loans, excluding covered loans	5,422,100	207,265	5.11	6,198,953	240,637	5.19
Covered loans	771,486	44,812	7.77	571,596	33,494	7.83
Total loans	6,193,586	252,077	5.44	6,770,549	274,131	5.41

Taxable investment securities	1,619,182	29,741	2.45	1,791,504	43,540	3.24
Investment securities exempt from federal income taxes (3)	388,208	17,057	5.79	358,026	15,720	5.79
Federal funds sold	-	-	0.00	471	2	0.56
Other interest earning deposits	499,286	972	0.26	252,301	524	0.28
Total interest earning assets	$8,700,262	$299,847	4.61	$9,172,851	$333,917	4.87
Non-interest earning assets	1,289,334			1,351,173
Total assets	$9,989,596			$10,524,024

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,686,327	$6,139	0.31%	$2,747,977	$11,556	0.67%
Savings accounts	726,316	1,052	0.19	606,326	1,406	0.31
Certificate of deposit	2,179,748	16,646	1.02	2,830,191	32,999	1.56
Customer repurchase agreements	241,322	488	0.27	254,396	741	0.39
Total core funding	5,833,713	24,325	0.56	6,438,890	46,702	0.97
Whole sale funding:
Public funds	51,193	222	0.58	95,210	476	0.67
Brokered accounts (includes fee expense)	447,178	11,253	3.36	494,643	13,815	3.73
Other borrowings	447,993	10,299	3.03	480,471	9,958	2.73
Total wholesale funding	946,364	21,774	3.08	1,070,324	24,249	3.03
Total interest bearing liabilities	$6,780,077	$46,099	0.91	$7,509,214	$70,951	1.26
Non-interest bearing deposits	1,736,152			1,560,914
Other non-interest bearing liabilities	120,639			129,163
Stockholders' equity	1,352,728			1,324,733
Total liabilities and stockholders' equity	$9,989,596			$10,524,024
Net interest income/interest rate spread (4)		$253,748	3.70%		$262,966	3.61%
Taxable equivalent adjustment		8,720			7,849
Net interest income, as reported		$245,028			$255,117
Net interest margin (5)			3.77%			3.72%
Tax equivalent effect			0.13%			0.11%
Net interest margin on a fully equivalent basis (5)			3.90%			3.83%

(1)	Non-accrual loans are included in average loans.
(2)	Interest income includes amortization of deferred loan origination fees of $3.5 million and $3.6 million for the nine months ended September 30, 2011, and September 30 2010, respectively.
(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.